UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2009

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2009, the Board of Directors (the “Board”) of American Electric Technologies, Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company (the “Restated Bylaws”), effective immediately upon adoption. The principal change effected by the Restated Bylaws is the requirement for stockholders to provide timely notice to the Company of director nominations and other business intended to be brought before a stockholder meeting. The Restated Bylaws provide that no person shall be qualified to serve as a director of the Company unless nominated in accordance with the procedures set forth in the Restated Bylaws and that no business shall be conducted at a stockholder meeting unless conducted in accordance with the procedures set forth in the Restated Bylaws.

In addition, the Restated Bylaws were revised to make certain other technical and clarifying amendments to matters of administration and process.

The foregoing description of the Restated Bylaws is qualified in its entirety by the copy of the Amended and Restated Bylaws that is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2009

As a result of the advance notice provisions included in the Company’s amended and restated Bylaws effective as of February 6, 2009 and filed as Exhibit 3.2 hereto, stockholders must provide written notice of director nominations or other proposals intended to be brought before the Company’s 2009 Annual Meeting of Stockholders to be held on May 7, 2009. Such notice must be received by the Company not earlier than February 6, 2009, or later than 5:00 p.m., Houston time, on March 8, 2009. Nominations or proposals should be delivered to the Company’s Corporate Secretary at 6410 Long Drive, Houston, TX 77087.

Nothing contained in the Restated Bylaws shall be deemed to affect any rights of a stockholder to request inclusion of a proposal in, or the Company’s right to exclude a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor provision).

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
3.2	Amended and Restated Bylaws adopted February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.
(Registrant)

Date: February 9, 2009	By:	/s/ John H. Untereker
John H. Untereker
Senior Vice President, CFO and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws adopted February 6, 2008.